UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2002

Commission file number: 0–20330

GARDENBURGER, INC.

(Exact name of registrant as specified in its charter)

Oregon	93-0886359
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1411 SW Morrison Street, Suite 400, Portland, Oregon	97205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 503-205-1500

GARDENBURGER, INC.

FORM 8-K

INDEX

Item	Description	Page
Item 4.	Changes in Registrant’s Certifying Accountant	2
Item 7.	Financial Statements and Exhibits	2
	Signatures	3

Item 4.  Changes in Registrant’s Certifying Accountant

On May 16, 2002, based on a recommendation of the Audit Committee, our Board of Directors approved the dismissal of our independent public accountants, Arthur Andersen LLP.  Arthur Andersen LLP’s reports on our financial statements for each of the last two fiscal years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.  During our two most recent fiscal years and during the subsequent interim period through the date of dismissal, May 16, 2002, there have not been any disagreements between us and Arthur Andersen LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, or any reportable events as defined under Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission.

A copy of a letter addressed to the Securities and Exchange Commission from Arthur Andersen LLP stating that it agrees with the above statements will be filed as an amendment to this Form 8-K.

Also on May 16, 2002, based upon a recommendation of the Audit Committee and approval of the Board of Directors, we engaged the firm of KPMG LLP to be our independent public accountants. We did not consult KPMG LLP since September 30, 1999 with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or concerning any disagreement or reportable event with Arthur Andersen LLP.

Item 7.  Financial Statements and Exhibits

Exhibits:

16            Letter re change in certifying accountant (to be filed by amendment)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 22, 2002		GARDENBURGER, INC.

	By:	/s/ SCOTT C. WALLACE
Scott C. Wallace
Chairman of the Board, President and
Chief Executive Officer (Principal Executive
Officer)

	By:	/s/ LORRAINE CRAWFORD
Lorraine Crawford
Vice President of Finance, Corporate Controller,
Secretary and Treasurer
(Principal Financial and Accounting Officer)